Exhibit 10.7

EXECUTION VERSION

INCREMENTAL FACILITY AGREEMENT

BARCLAYS BANK PLC

745 7TH Avenue

New York, New York 10019

December 6, 2012

Encore Capital Group, Inc.

3111 Camino Del Rio North

Suite 1300

San Diego, California

Attention: Chief Financial Officer

Re: Incremental Facility Agreement

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of November 5, 2012 (as may be further amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc. (“Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, issuing bank and swingline lender. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement. This Incremental Facility Agreement (i) is an “Incremental Facility Amendment” (as defined in the Credit Agreement) and the Credit Agreement is hereby amended in accordance with the terms and conditions herein and (ii) shall be deemed to be a “Loan Document” under the Credit Agreement.

At the request of the Borrower, Barclays Bank PLCs (“Barclays”) hereby agrees to provide an Incremental Revolving Commitment to the Borrower in the amount of $20,000,000 (the “Incremental Facility”). The Incremental Facility provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.2 thereof.

Barclays, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Revolving Commitment provided pursuant to this Agreement shall constitute a “Revolving Commitment” for all purposes of the Credit Agreement and the other applicable Loan Documents. Barclays, the Borrower and the Administrative Agent further agree that, with respect to the Incremental Facility provided hereby, Barclays shall be entitled to receive from the Borrower such upfront fees as may be separately agreed to in writing between the Borrower and Barclays (in addition to the fees owing by the Borrower pursuant to Section 2.14(b) through (d) of the Credit Agreement).

Furthermore, each of the parties to this Agreement hereby agree (i) to the terms set forth on Annex I hereto in respect of the Incremental Facility, (ii) that the Incremental Revolving Commitment, and the Revolving Loans funded thereunder, shall be on the same terms and conditions as the Revolving Commitments and Revolving Loans under the Credit Agreement and (iii) Schedule II-A to the Credit Agreement is hereby amended to add a Revolving Commitment for Barclays in the amount of $20,000,000.

Barclays hereby (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) irrevocably authorizes the Administrative Agent to take such action on its behalf under this Agreement, the other Loan Documents and any other instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Administrative Agent by the terms thereof and such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender and (v) in the case Barclays is a Foreign Lender, attaches the forms and/or certificates referred to in Section 2.20(g) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from, or a reduction of, United States withholding taxes with respect to all payments to be made to it by the Borrower under the Credit Agreement and the other Loan Documents (except in respect of any U.S. federal withholding Taxes imposed under FATCA).

Upon the date of (i) the execution of a counterpart of this Agreement by Barclays, the Administrative Agent, the Borrower and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other form of electronic transmission permitted under the Credit Agreement) hereof, (iii) the payment of any fees then earned, due and payable in connection herewith and (iv) the satisfaction (or waiver in writing) of any other conditions precedent set forth in Section 4 of Annex I hereto (such date, the “Agreement Effective Date”), Barclays (a) shall be obligated to fund Revolving Loans provided to be made by it, and participate in Letters of Credit and Swingline Loans required to be participated in by it, in each case as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (b) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.

Each of the Borrower and each Guarantor acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Facility created hereunder and (ii) all such Obligations (including the Revolving Loans) shall constitute (and be included in the definition of) “Secured Obligations” under the Credit Agreement and be entitled to the benefits of the respective Collateral Documents and the Guaranty Agreement as, and to the extent, provided in the Credit Agreement and in such other Loan Documents.

Attached hereto as Annex II is the officer’s certificate required pursuant to Section 2.24(a) of the Credit Agreement certifying as to compliance with clauses (i), (ii) and (iii) of such Section and containing the calculations (in reasonable detail) required by such clause (ii) thereof.

The Borrower may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to Barclays and one copy to the Administrative Agent before the close of business on December 6, 2012. If the Borrower does not so accept this Agreement by such time, the obligations of Barclays to provide the Incremental Facility set forth in this Agreement shall be deemed canceled and of no force or effect.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 10.2 of the Credit Agreement.

THIS AGREEMENT AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

[Signature Pages Follow]

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Alicia Borys
	Name:	Alicia Borys
	Title:	Vice President

Agreed and Accepted as of the date first written above:

ENCORE CAPITAL GROUP, INC.

By:	/s/ Paul Grinberg
	Name:	Paul Grinberg
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Agreed and Accepted as of the date first written above:

SUNTRUST BANK, as Administrative Agent,
Issuing Bank and Swingline Lender

By:	/s/ Douglas O’Bryan
	Name:	Douglas O’Bryan
	Title:	Director

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Facility Agreement and to the establishment of the Incremental Facility and the Obligations incurred related thereto.

MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND FUNDING LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING NCC-2 CORPORATION
MIDLAND INTERNATIONAL LLC
MRC RECEIVABLES CORPORATION
PROPEL ACQUISITION, LLC

By:	/s/ J. Brandon Black
Name:	J. Brandon Black
Title:	President

MIDLAND INDIA LLC

By:	/s/ James A. Syran
Name:	James A. Syran
Title:	President

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL FACILITY AGREEMENT

Dated as of December 6, 2012

1.	Name of Borrower: Encore Capital Group, Inc., a Delaware limited liability company.

2.	Date upon which Incremental Revolving Commitment is to become effective: December 6, 2012

3.	Applicable Margins: Identical to the “Applicable Margin” as defined in the Credit Agreement.

4.	Other Conditions Precedent:

(a)	Officer’s Certificate: The Administrative Agent shall have received a certificate signed by a Responsible Officer substantially in the form attached as Annex II; and

(b)	Legal Opinion: The Administrative Agent shall have received a favorable written opinion of Pillsbury Winthrop Shaw Pittman LLC addressed to the Administrative Agent and Barclays covering such matters relating the Borrower and the transactions contemplated under the Incremental Facility Agreement as the Administrative Agent or Barclays shall reasonably request.

Annex I

ANNEX II

OFFICER’S CERTIFICATE

December 6, 2012

This Officer’s Certificate is being executed and delivered in connection with that certain Incremental Facility Agreement, dated as of the date hereof (the “Incremental Amendment”) by and among Encore Capital Group, Inc. (the “Borrower”), Barclays Bank PLC (the “Incremental Lender”) and SunTrust Bank, as administrative agent (the “Agent”) under that certain Amended and Restated Credit Agreement (as may be further amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”), by and among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), the Agent, in its capacity as administrative agent for the Lenders, as collateral agent for the Secured Parties, as issuing bank and as swingline lender and the other agents and arrangers party thereto, pursuant to which the Incremental Lender is willing to extend to the Borrower an Incremental Revolving Commitment. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a Responsible Officer of the Borrower, in such capacity and not individually, hereby certifies on behalf of the Borrower the following:

(a)	no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by the Incremental Amendment;

(b)	the Borrower and its Subsidiaries are in pro forma compliance with each of the covenants set forth in Article VI of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the Incremental Revolving Commitment to be provided by the Incremental Lender (assuming for such purpose that the Incremental Revolving Commitment is fully drawn at such time) and attached hereto as Exhibit A are the calculations (in reasonable detail) demonstrating such compliance;

(c)	all of the conditions set forth in Section 3.2 of the Credit Agreement have been satisfied; and

(d)	attached hereto as Exhibit B is a true and correct copy of the resolutions of the Borrower which approve the incurrence of the Incremental Revolving Commitment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate to be effective as of the date first written above.

ENCORE CAPITAL GROUP, INC.

By:
Name:
Title:

EXHIBIT A

[Attached]

EXHIBIT B

RESOLUTIONS

See attached.

PROPOSED RESOLUTIONS

OF THE BOARD OF DIRECTORS

Approval of Commitment Increase under Credit Agreement and Loan Documents

WHEREAS, Encore Capital Group, Inc. (the “Corporation”) currently finances its portfolio purchases of accounts receivables pursuant to, inter alia, a Credit Agreement, dated as of February 8, 2010, by and among the Corporation, as borrower, a syndicate of lenders, and SunTrust Bank (“SunTrust”), as collateral agent and administrative agent (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);

WHEREAS, the Board of Directors (the “Board”) deems it appropriate and in the best interest of the Corporation to enter into the Amended and Restated Credit Agreement (the “Credit Agreement”), more fully described in the Summary of Principal Terms of the $575,000,000 Senior Credit Facilities for Company provided to the Board, for the purposes of increasing the size of the facility, providing for both term loan and revolving credit tranches, and adding an ability to request incremental loan tranches in order to expand and continue the ability of the Corporation to finance portfolio purchases of accounts receivables and for other general corporate and working capital purposes of the Corporation and its subsidiaries; and

WHEREAS, the Board has reviewed and considered the terms and conditions of the draft Credit Agreement, which provides for: (a) increasing the total commitments to an aggregate principal amount of $575,000,000; (b) providing that the total commitments be divided into (i) a $425,000,000 five (5) year revolving credit facility and (ii) a five (5) year term loan tranche and a three (3) year term loan tranche, together totaling $150,000,000; (c) reducing pricing to the Corporation through a reduction of the applicable margin and the applicable fee rate; (d) modifying the existing accordion feature into the ability to request incremental revolving credit and/or term loan facilities, such that aggregate amount of the facilities under the Credit Agreement can be increased on or after the closing of the Credit Agreement by an additional $200,000,000; (e) modifying the covenants contained in the Existing Credit Agreement in order to provide additional flexibility for the Corporation and its subsidiaries in conducting its business, including the purchase of receivables portfolios; and (f) making such further amendments, changes and other modifications to the Existing Credit Agreement as are deemed necessary or appropriate.

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and conditions set forth in the Credit Agreement and the related documents be, and hereby are, approved;

RESOLVED FURTHER, that the Executive Chairman, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and any Senior Vice President of the Corporation (collectively, the “Authorized Officers”) be, and each of them individually hereby is, authorized, directed and empowered to negotiate with SunTrust and the other lenders to enter into the Credit Agreement as further described above, and to execute and deliver in the name of the Corporation or any of its subsidiaries as management may deem appropriate and for and on behalf of the Corporation or such subsidiary, the Credit Agreement and other related agreements, instruments and documents as may be necessary or appropriate, including but not limited to an amended and restated pledge and security agreement and an amended and restated confirmatory grant of security interest in United States trademarks (together with the Credit Agreement, the “Loan Documents”) with SunTrust and the other lenders, with respect to such financing, the execution and delivery thereof by the Authorized Officer(s) executing the Loan Documents to be conclusive evidence of the approval thereof by the Board, and to cause the Corporation and its subsidiaries to perform in accordance with the terms of the Loan Documents;

RESOLVED FURTHER, that the Authorized Officers be, and each of them acting alone hereby is, authorized and empowered and directed to cause the Corporation to incur indebtedness and other obligations and create the liens and encumber the Corporation’s assets in the manner contemplated by the Credit Agreement and the other Loan Documents;

RESOLVED FURTHER, that these resolutions shall continue in full force, and the lenders to the Credit Agreement, as amended may consider the Authorized Officers to be and continue to be authorized to act on behalf of the Corporation, until notice to the contrary in writing is duly served on the lenders (such notice to have no effect on any action previously taken by the lenders in reliance of these resolutions); and

RESOLVED FURTHER, that any person, corporation or other legal entity dealing with the lenders may rely upon a certificate signed by an officer of the Corporation to the effect that these resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

Approval of Amendment to the Note Purchase Agreement

WHEREAS, pursuant to a Senior Secured Note Purchase Agreement, dated as of September 20, 2010, by and among the Corporation and the purchasers named therein, the Corporation issued its 7.75% Senior Secured Notes due September 17, 2017 (the “Prior Note Purchase Agreement”); and

WHEREAS, pursuant to an Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 10, 2011, by and among the Corporation and the purchasers named therein (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), the Corporation amended and restated the Prior Note Purchase Agreement and issued its 7.375% Senior Secured Notes due February 10, 2018; and

WHEREAS, the Board deems it appropriate and in the best interest of the Corporation to enter into an amendment to the Note Purchase Agreement (the “Note Purchase Agreement Amendment”) for the purposes of modifying certain covenants and other provisions of the Note Purchase Agreement as are deemed necessary or appropriate, including in order to conform the same to the modified covenants and other provisions in the Credit Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and conditions set forth in the Note Purchase Agreement Amendment and the related documents be, and hereby are, approved;

RESOLVED FURTHER, the Authorized Officers be, and each of them individually hereby is, authorized, directed and empowered to execute and deliver in the name of the Corporation or any of its subsidiaries as management may deem appropriate and for and on behalf of the Corporation or such subsidiary, the Note Purchase Agreement Amendment and other related agreements, instruments and documents as may be necessary or appropriate (together with the Note Purchase Agreement Amendment, the “Note Documents”), the execution and delivery thereof by the Authorized Officer(s) executing the Note Documents to be conclusive evidence of the approval thereof by the Board, and to cause the Corporation and its subsidiaries to perform in accordance with the terms of the Note Documents; and

RESOLVED FURTHER, that these resolutions shall continue in full force, and the purchasers under the Note Purchase Agreement as amended may consider the Authorized Officers to be and continue to be authorized to act on behalf of the Corporation, until notice to the contrary in writing is duly served on the holders (such notice to have no effect on any action previously taken by the lenders in reliance of these resolutions); and

RESOLVED FURTHER, that any person, corporation or other legal entity dealing with the holders may rely upon a certificate signed by an officer of the Corporation to the effect that these resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

Omnibus

RESOLVED, that the officers of the Corporation hereby are, and each hereby is, authorized, empowered and directed, for and on behalf of the Corporation and in its name, to take or cause to be taken any and all actions, including, without limitation, the execution, acknowledgment, filing, amendment and delivery of any and all agreements, documents, instruments and certificates, and the payment of such sums, as such officers may deem necessary or advisable to carry out and perform the obligations of the Corporation under the foregoing resolutions and to consummate the transactions contemplated therein and otherwise carry out the purposes and intent of the foregoing resolutions; and the performance of any such acts and the execution, acknowledgment, filing and delivery by such officers of any such agreements, documents, instruments and certificates shall conclusively evidence their authority therefor; and

RESOLVED FURTHER, that any actions taken by the officers of the Corporation prior to the adoption of these resolutions that are within the scope of the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the actions of the Corporation.